NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter 2015 Results;
15% Annualized Operating ROE

HAMILTON, Bermuda – July 27, 2015 -- Everest Re Group, Ltd. (NYSE: RE) today reported second quarter 2015 net income of $209.1 million, or $4.68 per diluted common share, compared to net income of $290.2 million, or $6.26 per diluted common share, for the second quarter of 2014. After-tax operating income1, excluding realized capital gains and losses, was $224.5 million, or $5.03 per diluted common share, for the second quarter of 2015, compared to after-tax operating income1 of $250.8 million, or $5.41 per diluted common share, for the same period last year.

For the six months ended June 30, 2015, net income was $532.0 million, or $11.88 per diluted common share, compared to $584.1 million, or $12.46 per diluted common share, for the first six months of 2014. After-tax operating income1, excluding realized capital gains and losses, was $554.4 million, or $12.38 per diluted common share, compared to $531.7 million or $11.35 per diluted common share, for the same period in 2014.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Through the first six months, Everest generated over $550 million of operating earnings, providing an annualized operating return on equity of 15%. These are solid results, particularly when considering the headwinds of a market that remains quite challenging. Our dynamic and responsive approach to the market, however, has provided unique opportunities and enabled us to continue to deliver superior returns to our shareholders."

Operating highlights for the second quarter of 2015 included the following:

•
Gross written premiums decreased 11% to $1.3 billion compared to the second quarter of 2014, but eliminating the unfavorable effects of foreign currency fluctuations, premiums were actually down 8.5%. Worldwide, reinsurance premiums, including the Mt. Logan Re segment, were down 13%, on a constant dollar basis, while insurance premiums, excluding crop business, were up 20%, quarter over quarter.

•
The combined ratio for the quarter was 86.3% compared to 84.7% in the second quarter of 2014. Excluding catastrophe losses, reinstatement premiums, and prior period loss development, the current quarter attritional combined ratio was 84.0% compared to 81.4% in the same period last year. The increase in the attritional ratio was primarily driven by a number of smaller loss events, not rising to the level of what would be classified as a catastrophe loss.

•
Catastrophe losses amounted to $30.0 million in the quarter, and included losses from the Northern Chile and New South Wales storm events that occurred during the quarter. The net impact of these losses, after reinstatement premiums, taxes, and non-controlling interest, was $22.6 million.

•	Net investment income for the quarter was $125.0 million, including limited partnership income of $6.7 million.
•	Net after-tax realized and unrealized capital losses totaled $15.4 million and $123.7 million, respectively, for the quarter.
•	Cash flow from operations was $227.9 million compared to $223.3 million for the same period in 2014.
•	Through the first six months of 2015, the annualized after-tax operating income[1] return on average adjusted shareholders' equity[2] was 15.0%.
•
During the quarter, the Company repurchased 277,500 of its common shares at an average price of $179.95 and a total cost of $50.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 5.6 million shares available.

•	Shareholders' equity ended the quarter at $7.7 billion, up 4% compared to year end 2014. Book value per share increased 5% from $166.75 at December 31, 2014 to $174.84 at June 30, 2015.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Mt. Logan Re, a segregated cell company, capitalized by the Company and third party investors, is a specialty reinsurer of catastrophe risks. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on July 28, 2015. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
___________________________
1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2015		2014		2015		2014
	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$209,057	$4.68	$290,184	$6.26	$532,035	$11.88	$584,117	$12.46
After-tax net realized capital gains (losses)	(15,448)	(0.35)	39,413	0.85	(22,344)	(0.50)	52,377	1.12

After-tax operating income (loss)	$224,505	$5.03	$250,771	$5.41	$554,379	$12.38	$531,740	$11.35

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2015	2014	2015	2014
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,332,398	$1,272,317	$2,639,475	$2,416,807
Net investment income	125,046	131,224	247,629	254,381
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(16,238)	(389)	(42,256)	(389)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(7,940)	59,405	7,573	80,531
Total net realized capital gains (losses)	(24,178)	59,016	(34,683)	80,142
Net derivative gain (loss)	6,445	3,774	6,203	2,113
Other income (expense)	(3,925)	(13,871)	42,148	(17,167)
Total revenues	1,435,786	1,452,460	2,900,772	2,736,276

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	790,661	735,697	1,513,126	1,355,106
Commission, brokerage, taxes and fees	294,917	283,687	582,084	529,689
Other underwriting expenses	63,951	58,414	124,615	109,052
Corporate expenses	5,925	3,899	11,388	8,844
Interest, fees and bond issue cost amortization expense	9,026	8,978	18,016	16,546
Total claims and expenses	1,164,480	1,090,675	2,249,229	2,019,237

INCOME (LOSS) BEFORE TAXES	271,306	361,785	651,543	717,039
Income tax expense (benefit)	35,834	63,860	77,001	117,092

NET INCOME (LOSS)	$235,472	$297,925	$574,542	$599,947
Net (income) loss attributable to noncontrolling interests	(26,415)	(7,741)	(42,507)	(15,830)
NET INCOME (LOSS) ATTRIBUTABLE TO EVEREST RE GROUP	$209,057	$290,184	$532,035	$584,117

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(136,481)	85,921	(53,276)	139,392
Reclassification adjustment for realized losses (gains) included in net income (loss)	12,747	2,169	34,930	4,043
Total URA(D) on securities arising during the period	(123,734)	88,090	(18,346)	143,435

Foreign currency translation adjustments	54,337	(763)	(48,003)	(3,400)

Benefit plan actuarial net gain (loss) for the period	-	-	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,609	770	3,213	1,541
Total benefit plan net gain (loss) for the period	1,609	770	3,213	1,541
Total other comprehensive income (loss), net of tax	(67,788)	88,097	(63,136)	141,576
Other comprehensive (income) loss attributable to noncontrolling interests	-	-	-	-
Total other comprehensive income (loss), net of tax attributable to Everest Re Group	(67,788)	88,097	(63,136)	141,576

COMPREHENSIVE INCOME (LOSS)	$141,269	$378,281	$468,899	$725,693

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO EVEREST RE GROUP:
Basic	$4.72	$6.32	$11.99	$12.58
Diluted	4.68	6.26	11.88	12.46
Dividends declared	0.95	0.75	1.90	1.50

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2015	2014
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,474,801	$13,101,067
(amortized cost: 2015, $13,213,596; 2014, $12,831,159)
Fixed maturities - available for sale, at fair value	228	1,509
Equity securities - available for sale, at market value (cost: 2015, $147,512; 2014, $148,326)	137,516	140,210
Equity securities - available for sale, at fair value	1,483,803	1,447,820
Short-term investments	1,901,807	1,705,932
Other invested assets (cost: 2015, $665,153; 2014, $601,925)	665,153	601,925
Cash	338,901	437,474
Total investments and cash	18,002,209	17,435,937
Accrued investment income	108,829	111,075
Premiums receivable	1,445,180	1,397,983
Reinsurance receivables	682,878	670,854
Funds held by reinsureds	233,447	228,192
Deferred acquisition costs	350,551	398,408
Prepaid reinsurance premiums	179,448	154,177
Income taxes	206,400	184,762
Other assets	273,954	236,436
TOTAL ASSETS	$21,482,896	$20,817,824

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,783,570	$9,720,813
Future policy benefit reserve	59,456	59,820
Unearned premium reserve	1,562,078	1,728,745
Funds held under reinsurance treaties	78,553	3,932
Commission reserves	88,008	87,990
Other net payable to reinsurers	160,248	139,841
Losses in course of payment	251,980	157,527
4.868% Senior notes due 6/1/2044	400,000	400,000
6.6% Long term notes due 5/1/2067	238,366	238,364
Accrued interest on debt and borrowings	3,537	3,537
Equity index put option liability	40,819	47,022
Unsettled securities payable	72,834	41,092
Other liabilities	257,056	316,469
Total liabilities	12,996,505	12,945,152

NONCONTROLLING INTERESTS:
Redeemable noncontrolling interests - Mt. Logan Re	759,729	421,552

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2015) 68,555
and (2014) 68,336 outstanding before treasury shares	685	683
Additional paid-in capital	2,084,636	2,068,807
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $20,968 at 2015 and $20,715 at 2014	(14,819)	48,317
Treasury shares, at cost; 24,363 shares (2015) and 23,650 shares (2014)	(2,610,878)	(2,485,897)
Retained earnings	8,267,038	7,819,210
Total shareholders' equity attributable to Everest Re Group	7,726,662	7,451,120
TOTAL LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY	$21,482,896	$20,817,824

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
(Dollars in thousands)	2015	2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$574,542	$599,947
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(51,422)	(97,827)
Decrease (increase) in funds held by reinsureds, net	68,245	2,148
Decrease (increase) in reinsurance receivables	(32,526)	(137,077)
Decrease (increase) in income taxes	(20,898)	15,257
Decrease (increase) in prepaid reinsurance premiums	(28,916)	(68,346)
Increase (decrease) in reserve for losses and loss adjustment expenses	113,567	8,055
Increase (decrease) in future policy benefit reserve	(364)	(1,144)
Increase (decrease) in unearned premiums	(160,849)	96,803
Increase (decrease) in other net payable to reinsurers	23,867	100,546
Increase (decrease) in losses in course of payment	95,003	161,990
Change in equity adjustments in limited partnerships	(12,840)	(3,200)
Distribution of limited partnership income	18,332	13,430
Change in other assets and liabilities, net	26,768	(56,872)
Non-cash compensation expense	10,364	9,768
Amortization of bond premium (accrual of bond discount)	25,514	27,068
Amortization of underwriting discount on senior notes	2	28
Net realized capital (gains) losses	34,683	(80,142)
Net cash provided by (used in) operating activities	683,072	590,432

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,172,211	1,047,509
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	875
Proceeds from fixed maturities sold - available for sale, at market value	731,673	606,476
Proceeds from fixed maturities sold - available for sale, at fair value	1,613	20,763
Proceeds from equity securities sold - available for sale, at market value	4,599	8,672
Proceeds from equity securities sold - available for sale, at fair value	300,620	304,892
Distributions from other invested assets	27,705	22,520
Cost of fixed maturities acquired - available for sale, at market value	(2,448,121)	(2,458,723)
Cost of fixed maturities acquired - available for sale, at fair value	(234)	(1,309)
Cost of equity securities acquired - available for sale, at market value	(5,541)	(10,619)
Cost of equity securities acquired - available for sale, at fair value	(317,650)	(183,314)
Cost of other invested assets acquired	(98,890)	(34,388)
Net change in short-term investments	(199,226)	(423,677)
Net change in unsettled securities transactions	4,475	20,633
Net cash provided by (used in) investing activities	(826,766)	(1,079,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	5,468	13,143
Purchase of treasury shares	(124,981)	(324,951)
Net proceeds from issuance of senior notes	-	400,000
Third party investment in redeemable noncontrolling interest	296,848	123,700
Subscription advances for third party redeemable noncontrolling interest	-	77,500
Dividends paid to shareholders	(84,207)	(69,061)
Dividends paid on third party investment in redeemable noncontrolling interest	(41,178)	-
Net cash provided by (used in) financing activities	51,950	220,331

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6,829)	(885)

Net increase (decrease) in cash	(98,573)	(269,812)
Cash, beginning of period	437,474	611,382
Cash, end of period	$338,901	$341,570

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$93,352	$97,241
Interest paid	17,907	15,018